As filed with the Securities and Exchange Commission on October 6, 1997

                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      PEOPLES-SIDNEY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                          31-1499862
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

 101 E Court Street, Sidney, Ohio                              45365
(Address of principal executive offices)                     (Zip Code)


              PEOPLES FEDERAL SAVINGS & LOAN ASSOCIATION OF SIDNEY
                             401(k) RETIREMENT PLAN
                            (Full title of the plan)

                            Jeffrey M. Werthan, P.C.
                             Beth A. Freedman, Esq.
                           Robert E. Fitzgerald, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Ave., N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed            Proposed
                                                              maximum             maximum
   Title of securities                   Amount to be     offering price         aggregate           Amount of
     to be registered                     registered          per share       offering price     registration fee
     ----------------                     ----------                          --------------     ----------------
Common Stock, $.01 par value           23,000 shares(1)       $16.50(2)        $379,500(2)          $115.00(2)

Interests in Savings Plan(3)                N/A(3)               N/A               N/A                N/A(3)
---------
(1)  Estimated  maximum aggregate number of shares of Peoples - Sidney Financial
     Corporation ("Peoples") common stock purchasable with employee and employer contributions under the Plan during the next 60 months.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $16.50 per share, which was the average of the high and low prices of the Peoples common stock on October 3, 1997, as reported on the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Peoples Federal Savings & Loan Association of Sidney 401(k) Retirement Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Peoples-Sidney Financial Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

         (a) The Company's Registration Statement on Form S-1 (Registration No. 333-20461) filed with the Commission on January 27, 1997 and as amended on March 12, 1997;

         (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); since the filing of the Registration Statement on Form S-1 referred to in (a) above.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Corporate Secretary, Peoples Federal Savings & Loan Association of Sidney, 101
E. Court Street, Sidney Ohio 45365 telephone number (937) 492-6129.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the Directors of the Company who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the Stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     Regulation                                                                                      Reference to
         S-K                                                                                        Prior Filing or
       Exhibit                                                                                      Exhibit Number
        Number                              Document                                                Attached Hereto
        ------                              --------                                                ---------------
          4           Instruments defining the rights of security holders, including
                      indentures                                                                         1

         4.1          Certificate of Incorporation of Peoples-Sidney Financial Corp.                     1


         4.2          Bylaws of Peoples-Sidney Financial Corp.                                           1

         4.3          Specimen form of common stock certificate of Peoples-Sidney Financial              1
                      Corp.

         4.4          Peoples Federal Savings & Loan Association of Sidney 401(k)             Attached as Exhibit 4.4
                      Retirement Plan

          5           Opinion of Silver, Freedman & Taff, L.L.P.                               Attached as Exhibit 5


        23.1          Consent of Silver, Freedman & Taff, L.L.P.                               Contained in Exhibit 5
                      (Included in Exhibit 5)

        23.2          Consent of Crowe, Chizek and Company LLP                                Attached as Exhibit 23.2


1.   Filed as an Exhibit to the Company's Form S-1 Registration  Statement filed
     January 27, 1997  (Registration  No.333-20461)  and as amended on March 12,
     1997 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

         The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sidney, State of Ohio, on the 6th day of October, 1997.

                                              PEOPLES-SIDNEY FINANCIAL
                                              CORPORATION


Date: October 6, 1997                     By: /s/Douglas Stewart
                                              ------------------
                                              Douglas Stewart
                                              President, Chief Executive Officer
                                              and Director
                                              (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By:/s/ Douglas Stewart                             By: /s/James W. Kerber
   -------------------                                 ------------------
   Douglas Stewart                                     James W. Kerber
   President, Chief Executive Officer                  Director
   and Director
   (Duly Authorized Representative)

Date: October 6, 1997                            Date: October 6, 1997


By: /s/ Richard T. Martin                          By: /s/ John W. Sargeant
    ---------------------                              --------------------
    Richard T. Martin                                  John W. Sargeant
    Chairman of the Board                              Director

Date: October 6, 1997                            Date: October 6, 1997


By: /s/ Robert W. Bertsch                          By: /s/ Debra A. Geuy
    ---------------------                              -----------------
    Robert W. Bertesch                                 Debra A. Geuy
    Director                                           Treasurer
                                                       (Principal Financial and
                                                       Accounting Officer)

Date: October 6, 1997                                  Date: October 6, 1997

By:
     /s/Harry N. Faulkner
     --------------------
     Harry N. Faulkner
     Director

Date: October 6, 1997

                                   SIGNATURES


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Springfield, State of Ohio on the 6th day of October, 1997.


                                               PEOPLES FEDERAL & LOAN
                                               ASSOCIATION OF SIDNEY
                                               401(k) RETIREMENT PLAN


                                               /s/Jennifer Coors
                                               ----------------------
                                               Jennifer Coors
                                               Security National Bank and
                                                 Trust Co.
                                               Trustee of the Peoples Federal
                                               Savings & Loan Association
                                               of Sidney 401(k) Retirement Plan

                                         Date: October 6, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549








                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933









                      PEOPLES-SIDNEY FINANCIAL CORPORATION

                                  EXHIBIT INDEX



    Exhibit
     Number
     ------

      4.4 Peoples Federal Savings & Loan Association of Sidney 401(k) Retirement Plan

        5  Opinion of Silver, Freedman & Taff, L.L.P.

     23.1  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5)

     23.2  Consent of Crowe, Chizek and Company LLP